                                                                     Exhibit 23

                              HENRY L. CREEL CO., INC.
                             Certified Public Accountant
                                 (216) 491-0800 Fax
                                   (216) 491-0803
                                    August 13, 2003

  To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the incorporation by reference of its report dated August 10, 2003 on the Financial Statements of AuGRID Corporation (the "Company") included in the Company's report on Form 10-QSB for the fiscal quarter ended June 30, 2002.



  Respectfully,
  /s/ Henry L. Creel





  HENRY L. CREEL, CPA 3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120